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                                                                   Exhibit 5.1


                        [Snell & Wilmer L.L.P. Letterhead]


                                 March 15, 2001



Harrah's Entertainment, Inc.
5100 W. Sahara Avenue, Suite 200
Las Vegas, NV 89146

         Re:      EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of deferred compensation obligations (the "Obligations") of Harrah's Entertainment, Inc., a Delaware corporation (the "Company"), to be offered and sold under the Company's Executive Supplemental Savings Plan (the "Plan").

     We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Plan. For purposes of this opinion, we have examined the Plan and such other documents, records, certificates, and other instruments as we have deemed necessary.

     We express no opinion as to the applicability or compliance with or effect of federal law or the law of any jurisdiction other than the Delaware General Corporation Law.

     Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Obligations while the Registration Statement is in effect.

                                         Very truly yours,

                                         /s/ Snell & Wilmer, L.L.P
                                         -------------------------
                                         Snell & Wilmer,L.L.P.